Strategic Environmental & Energy Resources, Inc. 10-12b

Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

WARRANT TO PURCHASE

250,000 SHARES

STRATEGIC ENVIRONMENTAL & ENERGY RESOURCES, INC.

(Incorporated under the laws of the State of Nevada)

WARRANT CERTIFICATE FOR THE PURCHASE OF SHARES OF
THE $.001 PAR VALUE COMMON STOCK OF
STRATEGIC ENVIRONMENTAL & ENERGY RESOURCES, INC.

EXERCISABLE ONLY AFTER _____ 2011
AND VOID AFTER ______ 2014  (3 years)

1.        Strategic Environmental & Energy Resources, Inc.,  Inc. (the “Company”), hereby certifies that, for value received, _______ (referred to herein as the “Holder”), is entitled to purchase, subject to the terms and conditions hereinafter set forth, at anytime from and after ______, 2011, and on or before ______, 2014 (the "Warrant Period"), up to 250,000 shares of the $.001 par value common stock (“Common Stock”) of the Company.  This Warrant may be exercised in whole or in part.  Such exercise shall be accomplished by tender to the Company of the purchase price of $.50 per share (the “Warrant Price”), either in cash (wired funds) or by certified check or bank cashier's check, payable to the order of the Company, together with presentation and surrender to the Company of this Warrant with an executed subscription in substantially the form attached hereto as Exhibit “A.”  Fractional shares of the Company's Common Stock will not be issued upon the exercise of this Warrant. Upon twenty (20) days' prior written notice to all holders of the Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Warrants.

2.        The Company agrees at all times to reserve and hold available out of the aggregate of its authorized but unissued Common Stock the number of shares of its Common Stock issuable upon the exercise of this and all other Warrants of like tenor then outstanding.  The Company further covenants and agrees that all shares of Common Stock that may be delivered upon the exercise of this Warrant will, upon delivery, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the purchase thereof hereunder.

3.        This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company, nor to any other rights whatsoever except the rights herein set forth, and no dividend shall be payable or accrue by reason of this Warrant or the interest represented hereby, or the shares purchasable hereunder, until or unless, and except to the extent that, this Warrant is exercised.

4.        The Warrant Price and the number of shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 4.

(a)      In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company that he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.  Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted pursuant to this paragraph (a), the Warrant Price shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock so purchasable immediately thereafter.  An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)     For the purpose of this Section 4, the term shares of Common Stock shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Warrant, or (ii) any other class of stock resulting from successive changes or value to no par value, or from no par value to par value.

(c)      If during the Warrant Period the Company consolidates with or merges into another corporation or transfers all or substantially all of its assets the Holder shall thereafter be entitled upon exercise hereof to purchase, with respect to each share of Common Stock purchasable hereunder immediately prior to the date upon which such consolidation or merger becomes effective, the securities or property to which a holder of shares of Common Stock is entitled upon such consolidation or merger, without any change in, or payment in addition to the Warrant Price in effect immediately prior to such merger or consolidation, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to ensure that all of the provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant.

(d)     Irrespective of any adjustments pursuant to this Section 4 to the Warrant Price or to the number of shares or other securities or other property obtainable upon exercise of this Warrant, this Warrant may continue to state the Warrant Price and the number of shares obtainable upon exercise, as the same price and number of shares stated herein.

(e)      Payment of the Exercise Price may be made by Cash Exercise: cash (wired Funds), bank or cashier’s check or wire transfer, at the election of Holder.

(f)      “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted by a majority of the members of the Board of Directors of the Company (which shall include the approval of all independent directors, if any) or a committee of non-directors (which shall include the approval of all independent directors, if any) established for such purpose, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, provided all holders of the Secured Notes receive the same conversion terms,

(c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities or (d) in connection with the Company’s raising $3 to $4 million in capital form an institutional investor in the six months following the date of this Warrant.

5.        The Holder hereby agrees that the resale of the shares of Common Stock issuable upon exercise hereof may be subject to a "lock-up" pursuant to any restrictions reasonably required by any underwriter, if applicable, and to the extent the Company undertakes a secondary offering.

6.        The Company may cause the following legend or one similar thereto to be set forth on each certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Warrant unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

7.        In the event that the Company proposes to file a registration statement under the Act which relates to a current offering of Securities of the Company (except in connection with an offering on Form S-8 or S-4 or any other inappropriate form), such registration statement (and the prospectus included therein) shall also, at the written request to the Company by the Holder, relate to and meet the requirements of the Act with respect to any public offering of the Warrant Stock shares so as to permit the public sale of all or some portion of the Warrant Stock.  The Company shall give written notice to the Holder of its intention to file a registration statement under the Act relating to a current offering of securities of the Company not less than fifteen (15) days prior to the filing of such registration statement.  Any written request of the holder to include the Warrant Stock shares held by the Holder shall be given to the Company not less than five (5) days prior to the date specified in the notice as the date on which such registration statement is intended to be filed with the Securities and Exchange Commission. Neither the delivery of such notice by the Company nor of such request by the Holder shall obligate the Company to file such registration statement and notwithstanding the filing of such registration statement, the Company may, at any time prior to the effective date thereof, determine to withdraw such registration statement and not offer the securities intended to be offered by the Company to which the registration statement relates, without liability to Holder on account thereof.

8.       If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the holder shall have the right to receive, for each Warrant share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) if the Company is acquired in an all cash transaction, cash equal to the value of this Warrant as determined in accordance with the Black-Scholes option pricing formula.

For purposes of any such exercise, the determination of the exercise price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the exercise price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(e) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

DATED:  _______, 2011

STRATEGIC ENVIRONMENTAL & ENERGY RESOURCES, INC.,
a Nevada Corporation

By:
J. John Combs III,
Chairman & CEO

EXHIBIT “A”

SUBSCRIPTION FORM

(To be Executed by the Registered Holder to Exercise the Rights to Purchase Common Stock Evidenced by the Within Warrant)

I, the undersigned, hereby irrevocably subscribe for __________ shares (the “Stock”) of the Common Stock of Strategic Environmental & Energy Resources, Inc., (the “Company”') pursuant to and in accordance with the terms and conditions of the attached Warrant and hereby make payment of $ __________ therefor, and request that a certificate for such securities be issued in the name of the undersigned and be delivered to the undersigned at the address stated below.  If such number of securities is not all of the securities purchasable pursuant to the attached Warrant, the undersigned requests that a new Warrant of like tenor far the balance of the remaining securities purchasable thereunder be delivered to the undersigned at the address stated below.  In connection with the issuance of the securities, I hereby represent to the Company that I am acquiring the securities for my own account for investment and not with a view to, or for resale in connection with, a distribution of the securities within the meaning of the Securities Act of 1933, as amended (the “Act”).  I also understand that the Company has not registered the Stock under the Act in reliance upon the private offering exemptions contained in Section 4(2) of the Act and that such reliance is based in part upon my representations.

Date:

Signed:

Address:

THE SIGNATURE(S) TO THIS SUBSCRIPTION FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND SUCH SIGNATURE(S) MUST BE GUARANTEED IN ACCORDANCE WITH PRACTICES PREVAILING IN THE SECURITIES INDUSTRY AT THE TIME SUCH SIGNATURE IS PRESENTED TO THE COMPANY.

  1